Exhibit 99.1

Amaze Announces Cancellation of Special Meeting of Stockholders

NEWPORT BEACH, CA – February 3, 2026 – Amaze Holdings, Inc. (NYSE American: AMZE) (“Amaze” or the “Company”), a global leader in creator-powered commerce, today announced that its Special Meeting of Stockholders, which was scheduled for February 4, 2026, has been cancelled.

The stockholder proposals set forth in the definitive proxy statement relating to the Special Meeting which was filed with the U.S. Securities and Exchange Commission on November 13, 2025, will instead be presented for stockholder approval at the Company’s next regularly scheduled annual meeting of stockholders.

For investor information, please contact IR@amaze.co

For press inquiries, please contact PR@amaze.co

About Amaze

Amaze Holdings, Inc. is an end-to-end, creator-powered commerce platform offering tools for seamless product creation, advanced e-commerce solutions, and scalable managed services. By empowering anyone to “sell anything, anywhere,” Amaze enables creators to tell their stories, cultivate deeper audience connections, and generate sustainable income through shoppable, authentic experiences. Discover more at www.amaze.co.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events and developments or to our future operating or financial performance, including, but not limited to, statements about our financial outlook, strategies, initiatives, anticipated revenues, and financial guidance. These statements can be identified by words such as such as “may,” “might,” “should,” “would,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “outlook,” “estimate,” “predict,” “potential” or “continue,” and are based our current expectations and views concerning future events and developments and their potential effects on us.

These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statement. These risks and uncertainties include those set forth under the heading “Item 1A. Risk Factors” in our most recently filed Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, as well as in our Current Reports on Form 8-K .

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other future filings and reports that we file with the Securities and Exchange Commission (SEC) from time to time, which are available on the SEC’s website at www.sec.gov.

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this press release. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.